EXHIBIT 99.1

Camco Financial Announces Quarterly Cash Dividend

CAMBRIDGE, Ohio, July 10, 2008 (PRIME NEWSWIRE) -- Camco Financial Corporation (Nasdaq:CAFI) (Camco) today announced a quarterly cash dividend of $0.075 cents per share. The cash dividend was declared July 10, 2008 for shareholders of record on July 21, 2008 and is payable July 28, 2008.

"The continuing environment of a poor Midwest economy coupled with an ongoing real estate downturn has hurt most banks' earnings over the past year, placing additional importance on the need to maintain a strong capital position. Camco surpasses all regulatory capital requirements as of June 30, 2008, as it has for decades. None-the-less, we must preserve our bank's capital during what looks to be an ongoing challenge for our economy here in Ohio and on a broader basis in the United States. Therefore, we decided to reduce our dividend, which reduction was previously disclosed in the announcement of our merger with First Place Financial Corp. because it is one of the covenants we made in the merger agreement between our two companies," commented Richard C. Baylor, Chairman, CEO and President of Camco.

As an update on the events that should take place relative to the sale of Camco, we would anticipate the following:

 * Required documents are expected to be filed with banking regulators and the SEC in early July, 2008. (NOTE: THESE MAY BE FILED BY THIS
   RELEASE DATE)
 * Camco and First Place will hold stockholders meetings in order to vote upon the proposed transaction. It is anticipated that those meetings will be held in the third quarter of 2008.
 * Subject to regulatory and stockholder approval of the merger of
   Camco into First Place, the closing is anticipated to occur in the fourth quarter of 2008 and a systems and banking operations integration should be completed prior to year-end 2008.

Camco Financial Corporation, holding company of Advantage Bank, is a multi-state financial services holding company headquartered in Cambridge, Ohio. Advantage Bank and its affiliate, Camco Title Agency, offer relationship banking that includes commercial, small business and consumer financial services, internet banking and title insurance services from 28 offices in Ohio, Kentucky and West Virginia.

Additional information about Camco may be found on Camco's web site:

                        www.advantagebank.com

This communication shall not constitute an offer to sell or the solicitation of and offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of the securities under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

First Place Financial Corp. will be filing a Registration Statement on Form S-4 concerning the acquisition of Camco (the "Merger") with the SEC, which will include the joint prospectus/proxy statement that will be mailed to Camco's stockholders. WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge, when filed, at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by First Place will be available free of charge from the Secretary of First Place at 185 E. Market Street, Warren, OH 44481, telephone (330) 373-1221. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER. Copies of all recent proxy statements and annual reports of First Place are also available free of charge by contacting First Place's secretary.

First Place, Camco and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the Merger. Additional information about the directors and executive officers of First Place may be obtained through the SEC's website from the definitive proxy statement filed by First Place with the SEC on September 25, 2007. Additional information about the directors and executive officers of Camco may be obtained through the SEC's website from the definitive proxy statement filed by Camco with the SEC on March 21, 2008. Additional information about participants in the proxy solicitation and their interests in the transaction will be contained in the joint prospectus/proxy statement to be filed with the SEC.

The Camco Financial Corporation logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4639

CONTACT:  Camco Financial Corporation
          Richard C. Baylor, Chairman/CEO /President
          740-435-2040
          rbaylor@advantagebank.com